Pursuant to 17 CFR 229.601(b)(10)(iv), confidential information (indicated by [***]) has been omitted from this exhibit because it is both not material and would likely cause competitive harm to the registrant if publicly disclosed.
Exhibit 10.12.3

SECOND AMENDMENT TO
MASTER SERVICES AGREEMENT

This Second Amendment (the “Amendment”) to the Master Services Agreement dated December 6, 2013 by and between Bristol-Myers Squibb Company (“BMS”), having an address at Route 206 and Province Line Road, Princeton, New Jersey 08543 and Accredo Health Group, Inc. (“Service Provider”) having an address at 6272 Lee Vista Boulevard, Orlando, FL 32822 (the “Agreement”) is made effective as of June 1, 2014 (the “Amendment Effective Date”) between AstraZeneca Pharmaceuticals LP, a Delaware limited partnership with offices at 1800 Concord Pike, Wilmington, Delaware 19803 (“AstraZeneca”); and Service Provider.

WHEREAS, Service Provider acknowledges and understands that AstraZeneca and BMS previously participated in a collaboration pursuant to co-development and co-promotion agreements between BMS and AstraZeneca with respect to multiple diabetes products, ONGLYZA™, KOMBIGLYZE™ XR, BUDUREON™, BYETTA™, SYMLIN™, FARXIGA™ and MYALEPT™ (collectively, the “Diabetes Products”). The collaboration was expanded by BMS’ acquisition of Amylin Pharmaceuticals (“Amylin”) and, effective as of February 1, 2014, AstraZeneca acquired the rights to the BMS Diabetes Products. The Agreement was transferred as of February 1, 2014 from BMS to AstraZeneca.

WHEREAS, the parties desire to amend, modify and restate certain terms and conditions of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1	Definitions

Any capitalized term not separately defined in this Amendment shall have the meaning ascribed to it in the Agreement.

2	Modifications
(a)	All references to BMS in the Agreement are hereby changed to AstraZeneca and AstraZeneca hereby assumes all of the rights and responsibilities of BMS set forth in the Agreement.
(b)	Section 3.1 of the Agreement, “Payment” is hereby deleted in its entirety and replaced with the following:

Service Provider shall deliver to AstraZeneca, within [***] after the end of each calendar month, an invoice for fees and authorized Pass-Through Expenses. The invoice shall contain a written progress report detailing the work performed by Company and a reasonable accounting of fees and reimbursable Pass-Through Expenses. Invoices and copies of receipts shall be submitted electronically (pdf, doc, xls or ppt format) to:

[***]

Service Provider shall keep original receipts for a period of five years for audit and reporting purposes.

AstraZeneca shall pay invoices within [***] following receipt. AstraZeneca shall have no obligation to reimburse Service Provider for Pass-Through Expenses that are not invoiced within [***] of the date that Service Provider incurred such expense.

(c)	Section 9.1 (aa) of the Agreement is hereby deleted in its entirety and replaced with the following:

Adverse Event Reporting Requirements. Service Provider Employees shall be required to report Adverse Events to AstraZeneca in accordance with AstraZeneca policies and procedures, including training, compliance review and maintenance of records.

i.        Definition. An “Adverse Event” or “AE” is the development of an undesirable medical condition or the deterioration of a preexisting medical condition following or during exposure to a pharmaceutical product, whether or not considered causally related to the product. An undesirable medical condition can be symptoms (e.g., nausea, chest pain), signs (e.g., tachycardia, enlarged liver) or the abnormal results of an investigation (e.g., laboratory findings, electrocardiogram).

ii.       Adverse Event Training. Service Provider Employees must complete an AE reporting training program, developed and provided by AstraZeneca, prior to beginning designated projects on behalf of AstraZeneca. Successful completion and documentation of this training is required annually for those Employees supporting designated AstraZeneca projects. Additional training may be required at AstraZeneca’s discretion.

iii.      Procedure for Management of Adverse Event Information. AstraZeneca’s AE reporting process requires that Service Provider and its Employees shall collect and submit to the AstraZeneca Information Center (“AZIC) at 1-800-236-9933 (unless another entity to which the report is to be sent is specified in SOW) within one (1) business day any AE information involving any AstraZeneca product that is the subject of this Agreement and that Service Provider becomes aware of in the course of performing the Services. Service Provider shall attempt to warm transfer any Adverse Event or Product Complaint to AstraZeneca that meets AstraZeneca’s definition of an Adverse Event. In the event a patient does not remain on the phone for the warm transfer (i.e. dropped call prior to transfer), Service Provider shall notify AstraZeneca within one (1) business day, using the Service Provider Adverse Event Form, included as Exhibit A, by emailing the AZIC the completed form to [***].

iv.      Record Retention and Regulatory Inspections. Service Provider shall maintain records of all AE reports received on source documentation or entered into a Service Provider system. Service Provider shall also maintain records of successful AE training completion for all clinicians responsible for reporting AEs in support of this Agreement. AstraZeneca has the right to request that copies of such records be submitted to AstraZeneca within two (2) business days on an as-needed basis. In the event of a regulatory inspection, AstraZeneca has the right to request copies of records to be submitted to AstraZeneca within 24 hours of an urgent mandated turnaround time request by a regulatory body. On the first day of each month, the AZIC will email an auto-generated report of cases received from Service Provider for reconciliation. Service Provider will compare this listing with Service Provider’s log of AEs to ensure that all dropped call cases were reported to AstraZeneca. Service Provider will send the reconciled report to the AZIC designee. If any discrepancy is noted by Service Provider, Service Provider will contact the AZIC designee within one (1) business day of Service Provider’s becoming aware of the discrepancy.

v.   Compliance Review. Service Provider shall, on an ongoing basis, review its compliance with AstraZeneca’s AE training requirements and reporting process. Company shall promptly notify AstraZeneca of any deviation from such training requirements or reporting process.

(d)	Subsection 14.1 of Section 14, “Notices”, is hereby deleted in its entirety and replaced with the following:

Any notice that is required or permitted hereunder shall be deemed given only if delivered personally or sent by facsimile (with transmission confirmed) or by registered or certified mail, return receipt requested, or by a nationally recognized overnight delivery service, addressed as follows:

For:	AstraZeneca Pharmaceuticals LP
Address:	1800 Concord Pike Box 15437 Wilmington, DE 19803-5437
Facsimile:	001-302-886-2909
For the attention of: Commercial Procurement
With a copy to:

Address:	AstraZeneca Pharmaceuticals LP 1800 Concord Pike Wilmington, DE 19803 Attention: General Counsel

If to Service Provider:
Express Scripts, Inc.
Address:	One Express Way St. Louis, MO 63121 Attention: Legal Department, Accredo Health Group, Inc.
With a copy to:
Accredo Health Group, Inc. 6272 Lee Vista Blvd. Orlando, FL 32822 Attn: Legal, Pharma Contracting

Notices shall be effective upon receipt. It is understood that this Section 14.1 is not intended to govern the day-to-day business communications between the parties in performing Services.

(e)	Exhibit A is hereby added to the Agreement.

3	Counterparts

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement. The parties agree that execution of this Amendment by exchanging facsimile or PDF signatures shall have the same legal force and effect as the exchange of original signatures.

4	Entire Agreement

This Amendment, together with the Agreement, constitutes the entire agreement between the parties with respect to the subject matter of the Agreement. The Agreement together with this Amendment supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Agreement, as amended. The parties hereby agree that subject to the modifications specifically stated in this Amendment, all terms and conditions of the Agreement, as amended, shall remain in full force and effect.

Each party is signing this Amendment on the date stated opposite that party’s signature.

Accredo Health Group, Inc.		AstraZeneca Pharmaceuticals LP

By:	/s/ Bill Martin	By:	/s/ Ellen Madford
Name:	Bill Martin	Name:	Ellen Madford
Title:	VP	Title:	Procurement Sourcing Manager
Date:	6/26/14	Date:	7/10/14

EXHIBIT A

Accredo Adverse Event Form

1640 Century Center Parkway

Memphis, TN 38134

Phone: 1 800 235-8498 Ext. 83358

CSADCO Adverse Event (AE) Form

Reporter (person reporting the event to the pharmacy):
Last name:	First name:		Title (i.e. RN, MD, etc):
Relationship to patient (i.e. husband, wife, daughter, etc.)
Address:
City, state, zip:
Phone number:		Fax number:

Patient Information:
Patient name or initials:		Patient identifier:
Date of birth:	Sex:	Weight	lbs	kg	Height	in	cm
Occupation:	If female, pregnant at time of event? ☐Yea ☐No ☐NA			Report also sent to MedWatch? ☐Yes ☐No

Suspect Drug Information:
Drug name:	Strength of dosage form:
Dose and route:	Frequency:
Lot #:	Expiration date:
Indication/diagnosis for use: (Please provide written diagnosis not ICD-9 code.)

Dates of Therapy:
Start date:	Stop date:
If therapy stopped and restarted provide restart date:
Restart dose and route:	Restart frequency:

Confidential and Proprietary Information	Updated: Feb-27-2013; Reviewed: Feb-27-2013
© 2013 Accredo Health Group, Inc. An Express Scripts Company. All Rights Reserved.	Form #: F-AHG-324

1640 Century Center Parkway

Memphis, TN 38134

Phone: 1 800 235-8498 Ext. 83358

CSADCO Adverse Event (AE) Form

List Adverse Experience(s)	Date of Event Onset	Summary or ADE. include description of severity (i.e. If hospitalized for event please specify)
1
☐ Resolved ☐ Improved Not resolved ☐ Unknown
Date event resolved:
2
☐ Resolved ☐ Improved Not resolved ☐ Unknown
Date event resolved:
3
☐ Resolved☐ Improved Not resolved ☐ Unknown
Date event resolved:

Other relevant information: Document other relevant history, inducing preexisting medical conditions (e.g. allergies, race, pregnancy, smoking and alcohol use, hepatic/renal dysfunction, etc.

List any medication(s) patient was using at or around the time of the adverse event and dates of therapy. (Exclude medications used to treat event) include OTC and herbals.

Confidential and Proprietary Information	Updated: Feb-27-2013; Reviewed: Feb-27-2013
© 2013 Accredo Health Group, Inc. An Express Scripts Company. All Rights Reserved.	Form #: F-AHG-324

 1640 Century Center Parkway

Memphis, TN 38134

Phone: 1 800 235-8498 Ext. 83358

CSADCO Adverse Event (AE) Form

List any relevant tests/laboratory data including dates.

Prescriber information:
Prescriber’s name:
Address:
Phone number:	Fax number:

Pharmacy Information: Pharmacy name, name and title of person completing this form, address, phone number, and date information reported to the pharmacy:
Pharmacy name and address:
Name of person completing form:	Title:(R.Ph, PharmD, R.N., etc.)	Date Information reported to pharmacy:	Time Information reported to pharmacy:
Phone number:		Fax number:

Confidential and Proprietary Information	Updated: Feb-27-2013; Reviewed: Feb-27-2013
© 2013 Accredo Health Group, Inc. An Express Scripts Company. All Rights Reserved.	Form #: F-AHG-324